UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities and Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section §240.14a-12

ESSEX RENTAL CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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ESSEX RENTAL CORP.
1110 Lake Cook Road, Suite 220
Buffalo Grove, Illinois 60089
___________________

SUPPLEMENTAL PROXY MATERIALS
FOR
ANNUAL MEETING OF STOCKHOLDERS

to be held June 4, 2015
___________________

This Supplemental Proxy Material is furnished in connection with the solicitation of proxies by the Board of Directors, also referred to as the Board, of ESSEX RENTAL CORP., a Delaware corporation, to be used at the annual meeting of stockholders (the “Meeting”) of the Company to be held on Thursday, June 4, 2015, and at any adjournment or adjournments thereof.  All references in this Supplemental Proxy Material to the “Company”, “we”, “us”, and “our” refer to Essex Rental Corp., together with its wholly-owned subsidiaries, Essex Holdings, LLC (“Holdings”), Essex Crane Rental Corp. (“Essex Crane”), Essex Finance Corp. (“Essex Finance”), CC Acquisition Holding Corp. (“CC Acquisition”), Coast Crane Company (“Coast Crane”) and Coast Crane Ltd. (“Coast Crane Ltd.”), unless the context otherwise requires.

Annual Meeting Moving to New Location

Due to the expected large turnout of attendees for the Meeting, the Company announced today that it intends to reconvene the Meeting at the offices of the Company's outside legal counsel, Brown Rudnick LLP, at Seven Times Square, 47th Floor, New York, New York, 10036. The Meeting will reconvene at the new location at 11:00 A.M. on Thursday, June 4, 2015.

To facilitate the change of venue in accordance with applicable law, the Meeting will be called to order at the offices of Hyde Park Holdings, LLC, 500 Fifth Avenue, 50th Floor, New York, New York 10110 on Thursday, June 4, 2015, at 10:00 A.M., as originally scheduled, and immediately adjourned. The Meeting will be reconvened at 11:00 A.M. on the same day, Thursday, June 4, 2015, at the offices of Brown Rudnick LLP, Seven Times Square, 47th Floor, New York, New York, 10036. Stockholders wishing to attend the Meeting should arrive at the offices of Brown Rudnick LLP early enough to clear security and sign in to the Meeting prior to the Meeting reconvening at 11:00 A.M. The Company is announcing its intention to adjourn and reconvene the Meeting now in order to allow stockholders sufficient time to plan accordingly for the new Meeting location.

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In addition to attending the Meeting and voting in person, stockholders may exercise their rights as stockholders to vote for nominees for director at the Meeting, by signing, dating and returning the WHITE proxy card included with the Company's proxy statement mailed to stockholders on or about April 30, 2015. No other proxy cards will be accepted or counted in the director election, including the gold proxy card solicited by two of our dissident stockholders, as the dissident stockholders will not be permitted to make nominations at the Meeting for failure to comply with the Company's advance notice bylaw provisions. Please fill in, date and sign the WHITE proxy card provided with our previously delivered proxy statement, and mail it promptly in the postage-paid envelope provided to make sure that your shares are represented at the Meeting. If you attend the Meeting in person, you may, if you desire, revoke your proxy and choose to vote in person even if you had previously sent in your proxy card.

Our Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2014 are available at:
http://www.viewproxy.com/essexrental/2015